Exhibit 99.1

	Twelve Months
	Ended	For the Fiscal Year Ended December 31,
	March 31, 2011	2010	2009	2008
	(In thousands)

Other Financial Data:
Depreciation and amortization	$331,245	$323,608	$305,510	$309,920
Purchases of property, plant and equipment	492,458	445,669	173,496	386,239
EBITDA(1)	663,679	675,612	547,429	9,211
Adjusted EBITDA(2)	n/a	n/a	n/a	680,328
Free Cash Flow(3)	66,635	96,926	88,229	219,579

(1)	We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. EBITDA is not defined by generally accepted accounting principles. However, we believe EBITDA to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of EBITDA to net income.

	Twelve Months
	Ended	For the Fiscal Year Ended December 31,
	March 31, 2011	2010	2009	2008
	(In thousands)

EBITDA:
Net income (loss)	$213,840	$232,147	$156,283	$(457,476)
Plus interest expense	82,015	85,595	102,396	118,729
Plus interest expense — related party	14,018	15,250	13,000	6,250
Plus income tax expense (benefit)	22,561	19,012	(29,760)	31,788
Plus depreciation and amortization	331,245	323,608	305,510	309,920

EBITDA	$663,679	$675,612	$547,429	$9,211

(2)	Adjusted EBITDA for the year ended December 31, 2008 is calculated by adding the write-off of $671.1 million of goodwill to EBITDA for such period.

(3)	We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of free cash flow to net cash provided by operating activities.

	Twelve Months
	Ended	For the Fiscal Year Ended December 31,
	March 31, 2011	2010	2009	2008
	(In thousands)

Free Cash Flow:
Net cash provided by operating activities	$559,093	$542,595	$261,725	$605,818
Less purchases of property, plant and equipment	(492,458)	(445,669)	(173,496)	(386,239)

Free cash flow	$66,635	$96,926	$88,229	$219,579

Arbitration Proceedings with Tessera, Inc. — Update
On May 2, 2011, we sent Tessera, Inc., or “Tessera,” a letter regarding our right to renew the license agreement and asking Tessera to provide a draft of the renewed license agreement for review. On May 12, 2011, Tessera responded with a letter stating that Tessera was preparing to file an arbitration seeking to confirm the license agreement is terminated and seeking identification and transfer of improvements allegedly made by Amkor under the license agreement, an injunction preventing Amkor from using such improvements, and damages and/or disgorgement of profits.

Amkor Technology, Inc. Investor Presentation May 16, 2011

2 Disclaimer This Presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, revenues, earnings, cash flows, capital expenditures, working capital and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward looking statements depending on a variety of factors including those that are described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2010, other filings with the Securities Exchange Commission and the offering memorandum with respect to the proposed notes. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation.

3 Key Investment Highlights One of the World's Leading Outsourced Assembly and Test Providers Industry Pioneer and Technology Leader Driving Innovation for Over 40 Years In the Right Markets With the Right Customers Strong Competitive Position Favorable OSAT Industry Trends

Key Investment Highlights (continued) 4 Continued Focus on Profitable Growth and Strong Cash Flow Generation Continued Focus on Profitable Growth and Strong Cash Flow Generation Continued Focus on Profitable Growth and Strong Cash Flow Generation Managing Profitability Through Industry Cycles Managing Profitability Through Industry Cycles Managing Profitability Through Industry Cycles Balance Sheet Strong and Getting Stronger With Debt to EBITDA Below 2.0x Balance Sheet Strong and Getting Stronger With Debt to EBITDA Below 2.0x Balance Sheet Strong and Getting Stronger With Debt to EBITDA Below 2.0x Industry-Leading 24% ROIC(1,3) More Than Double 10% WACC Industry-Leading 24% ROIC(1,3) More Than Double 10% WACC Industry-Leading 24% ROIC(1,3) More Than Double 10% WACC Well Positioned for Future Growth Well Positioned for Future Growth Well Positioned for Future Growth Record Net Sales and Net Income in 2010 Record Net Sales and Net Income in 2010 Record Net Sales and Net Income in 2010 $2.94 Billion Net Sales(1) $676 Million EBITDA(1,2) $232 Million Net Income(1) Full year 2010 EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization - Refer to reconciliation of Non-GAAP measures in the appendix Return on invested capital ("ROIC") is defined as net operating profit after tax divided by average invested capital (the sum of average debt plus average equity minus average cash) - Refer to the financial calculation table in the appendix for the calculation of ROIC

End Markets In the Right Markets Significant Penetration in Key Devices Deep Ties With the Right Customers Strong OEM Presence Technology Flip Chip Growth 3-D Interconnects Copper Pillar Platform MEMS Gold Wirebonding to Copper Assembly and Test Industry Semiconductor Unit Growth IDM Outsourcing and "Fab-Lite" Model Growth of Fab-Less Design Houses Collaboration and Innovation 5 Growth Drivers

Smartphone 4.0 Billion Unit Sales From 2011-2015 (31% CAGR)(1) 48% of Handsets by 2015(1) Consumer Electronics Penetration in All Three Gaming Consoles "Always Connected" Devices Digital Home Networking 2014 Global IP Traffic at 64 Exabytes per Month (34% CAGR)(2) 2015 Global Mobile Data Traffic at 6.3 Exabytes per Month (26-Fold Growth)(2) Tablet 240 Million Unit Sales in 2015(1) 2015 Tablet Traffic at 248 Petabytes per Month (Equal to Entire Global Mobile Network in 2010)(2) 6 In the Right Markets (1) Gartner. Mobile Devices Forecast Update. March 2011 (2) Cisco White Papers. 2010 and 2011.

7 Deep Ties With the Right Customers Customer Share of 2010 Net Sales Top 10 - 54% / Top 25 - 80%

8 World-Class Manufacturing Infrastructure, Scale and Scope 2010 Net Sales and Units by Factory C c Japan Philippines Taiwan China Korea Note: Based on units shipped excluding wafer bumping and test services

Free Cash Flow is defined as Operating Cash Flow less Purchases of Property, Plant and Equipment - Refer to reconciliation of Non-GAAP measures in the appendix EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization - Refer to reconciliation of Non-GAAP measures in the appendix (In millions, except per share data) 1Q 2010 4Q 2010 1Q 2011 Net Sales $646 $751 $665 Net Sales Sequential Change (3%) (5%) (11%) Gross Margin 21% 21% 19% Net Income $44 $51 $25 Earnings Per Diluted Share $0.18 $0.20 $0.10 Free Cash Flow(1) $37 $7 $6 EBITDA(2) $146 $171 $133 Assembly Utilization 84% 78% 71% 9 First Quarter 2011 Summary

10 Profitable Growth Revenue and Gross Profit ($ in millions) Growing Scale with Record Revenues and Net Income in 2010 Managing Profitability through Cycles Strong Operating Results Careful Management of Operating Costs Focused R&D Efforts Selling, General & Administrative and Research & Development ($ in millions)

11 Disciplined Capital Investment Spending Closely Aligned with Customer Opportunities Significant Control to Adjust Spending to Market Conditions Maintained Market Share Among Top Four OSAT Competitors (Tier 1) With the Lowest Capital Intensity Capital Intensity Capital Intensity is defined as Capital Additions as a percentage of Net Sales ($ in millions) LTM 1Q11 Capital Additions Operating Cash Flow and Cash Paid CapEx

12 Free Cash Flow Generation Consistent Positive Annual Free Cash Flow Generation Facilitates Continued Debt Reduction Free Cash Flow (1) ($ in millions) (3) (1) Free Cash Flow is defined as Operating Cash Flow less Purchases of Property, Plant and Equipment - Refer to reconciliation of Non-GAAP measures in the appendix (2) EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization - Refer to reconciliation of Non-GAAP measures in the appendix (3) Excludes payments relating to Korean severance obligations and the resolution of a patent license dispute of which $148 million was paid in 2009 (4) Adjusted EBITDA presented for 2008 excludes goodwill write-off of $671 million - Refer to reconciliation of Non-GAAP measures in the appendix (4) EBITDA (2) ($ in millions) $9

13 Consistent Focus on Deleveraging Total Debt, Net Debt and Cash Balance Debt Reductions 2005 to 1Q11 Total Debt Down $0.9 Billion Net Debt Down $1.1 Billion Subsidiary Debt Reduction of $56 Million From 2Q11 to 4Q11 Through Paydowns at Maturity Debt/EBITDA and Net Debt/EBITDA 2008 EBIT and EBITDA excludes goodwill write-off of $671 million. EBIT is defined as net income before interest expense and income tax expense. EBITDA is defined as net income before interest expense, income tax expense and depreciation and amortization - Refer to reconciliation of Non-GAAP measures in the appendix (1) (1) EBIT and Interest Expense (1) (1)

14 Financial Reconciliation Tables

15 Financial Reconciliation Tables We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by GAAP. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. We define EBIT as net income before interest expense and income tax expense. We define EBITDA as net income before depreciation, and amortization, interest expense and income tax expense. EBIT and EBITDA are not defined by generally accepted accounting principles. However, we believe EBIT and EBITDA to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses EBIT and EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital additions. However, these measures should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definitions of EBIT and EBITDA may not be comparable to similarly titled measures reported by other companies.

16 Financial Calculation Table